                                                                   Exhibit 10.45



                       RELATED FACILITY CREDIT AGREEMENT



                                 by and among



                     ____________________________________,
                            as Subsidiary Borrower



                  THE LENDERS FROM TIME TO TIME PARTY HERETO



                                      and



                      THE FIRST NATIONAL BANK OF CHICAGO,
                    as Administrative Agent for the Lenders



                                 ________, ____

                               TABLE OF CONTENTS

ARTICLE I.     DEFINITIONS......................................................................   2

      1.1.     Incorporation of Parent Credit Agreement Definitions.............................   2
      1.2.     Additional Definitions...........................................................   2
      1.3.     Inconsistency....................................................................   4

ARTICLE II.    THE CREDIT.......................................................................   4

      2.1.     Commitment.......................................................................   4
      2.2.     Required Payments; Termination...................................................   5
      2.3.     Ratable Subsidiary Borrower Loans................................................   5
      2.4.     Types of Advances................................................................   5
      2.5.     Minimum Amount of Each Advance...................................................   5
      2.6.     Optional and Mandatory Principal Payments........................................   5
      2.7.     Method of Selecting Types and Interest Periods for New Advances..................   6
      2.8.     Conversion and Continuation of Outstanding Advances..............................   6
      2.10.    Method of Borrowing..............................................................   6
      2.10.    Changes in Interest Rate, etc....................................................   6
      2.11.    Rates Applicable After Default...................................................   6
      2.12.    Method of Payment................................................................   7
      2.13.    European Economic and Monetary Union.............................................   7
      2.14.    Noteless Agreement; Evidence of Indebtedness.....................................   7
      2.16.    Parent as Authorized Person......................................................   8
      2.16.    Interest Payment Dates; Interest Basis...........................................   8
      2.17.    Notification of Advances, Interest Rates, Prepayments and Commitment Reductions..   8
      2.18.    Lending Installations............................................................   8
      2.19.    Non-Receipt of Funds by the Agent................................................   9
      2.20.    Market Disruption................................................................   9
      2.21.    Judgment Currency................................................................   9
      2.22.    Collateral Security..............................................................  10

ARTICLE III.   YIELD PROTECTION; TAXES..........................................................  10

      3.1.     Yield Protection.................................................................  10
      3.3.     Availability of Types of Advances................................................  11
      3.3.     Funding Indemnification..........................................................  11
      3.4.     Taxes............................................................................  11
      3.5.     Lender Statements; Survival of Indemnity.........................................  12

ARTICLE IV.    CONDITIONS PRECEDENT.............................................................  13

      4.1.     Initial Subsidiary Borrower Loan.................................................  13
      4.2.     Each Subsidiary Borrower Loan....................................................  14

ARTICLE V.     REPRESENTATIONS AND WARRANTIES...................................................  14

      5.1.     Review and Approval of Parent Credit Agreement...................................  14
      5.2.     Authorization and Validity.......................................................  14
      5.3.     No Conflict; Government Consent..................................................  15
      5.8.     Subsidiaries.....................................................................  15
      5.19.    Reaffirmation....................................................................  15

ARTICLE VI.    COVENANTS........................................................................  15

      6.1.     Financial Reporting..............................................................  15
      6.2.     Use of Proceeds..................................................................  15
      6.3.     Notice of Default................................................................  15
      6.4.     Compliance with Covenants of Parent Credit Agreement.............................  15

ARTICLE VII.   DEFAULTS.........................................................................  16

ARTICLE VIII.  ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES...................................  16

      8.1.     Acceleration.....................................................................  16
      8.2.     Amendments.......................................................................  16
      8.3.     Preservation of Rights...........................................................  17

ARTICLE IX.  GENERAL PROVISIONS.................................................................  17

      9.1.     Survival of Representations......................................................  17
      9.2.     Governmental Regulation..........................................................  17
      9.3.     Headings.........................................................................  17
      9.4.     Entire Agreement.................................................................  18
      9.5.     Several Subsidiary Borrower Obligations; Benefits of this Agreement..............  18
      9.6.     Expenses; Indemnification........................................................  18
      9.7.     Severability of Provisions.......................................................  18
      9.8.     Nonliability of Lenders..........................................................  18
      9.9.     Confidentiality..................................................................  19

ARTICLE X.     THE AGENT........................................................................  19

ARTICLE XI.    SETOFF; RATABLE PAYMENTS.........................................................  19

      11.1.    Setoff...........................................................................  19
      11.2.    Ratable Payments.................................................................  19

ARTICLE XII.   BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS................................  20

      12.1.    Successors and Assigns...........................................................  20
      12.2.    Participations...................................................................  20
      12.3.    Assignments......................................................................  20
      12.4.    Dissemination of Information.....................................................  20
      12.5.    Tax Treatment....................................................................  20

ARTICLE XIII.  NOTICES..........................................................................  20

ARTICLE XIV.   COUNTERPARTS.....................................................................  20

ARTICLE XV.    CHOICE OF LAW; CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL.....................  21

      15.1.    CHOICE OF LAW....................................................................  21
      15.2.    CONSENT TO JURISDICTION..........................................................  21
      15.3.    WAIVER OF JURY TRIAL.............................................................  21

Various subsidiaries of QAD entered into agreements with The First National Bank of Chicago that are substantially identical to the above document. QAD will file the omitted documents upon request by the Commission.


Parties                       Dated as of       Material Differences
-------                       -----------       --------------------
QAD Europe BV                 June 23, 1999     None
QAD Australia Pty Limited     June 23, 1999     Sub-Limit of $3,000,000
QAD Europe Ltd                August 3, 1999    None

                       RELATED FACILITY CREDIT AGREEMENT

This Agreement, dated as of ________, ____, is among ______________________________________, a ___________________________, the
Lenders and THE FIRST NATIONAL BANK OF CHICAGO, as Agent and is a "Related Facility Credit Agreement" as that term is used in the Parent Credit Agreement (as defined below). The parties hereto agree as follows:


                                   ARTICLE I

                                  DEFINITIONS
                                  -----------

     1.1.  Incorporation of Parent Credit Agreement Definitions.  Capitalized
           ----------------------------------------------------
terms used herein and not otherwise defined are used with the meanings given such terms in the Parent Credit Agreement.

     1.2.  Additional Definitions.  The following capitalized terms used herein
           ----------------------
shall have the following meanings:

     "Agreement" means this credit agreement, as it may be amended or modified and in effect from time to time.

     "Borrowing Base Certificate" means a certificate in the form of that attached hereto as Exhibit A.
                   ---------

     "Borrowing Date" means a date on which a Subsidiary Borrower Advance is made hereunder.

     "Collateral Value of the Subsidiary Borrower Borrowing Base" means on any date __% of the unpaid principal balance (net of any credit balance, trade discount or unbilled amount or retention) of all Eligible Accounts on such date.

     "Default" means an event described in Article VII.

     "Eligible Account" means an account receivable of the Subsidiary Borrower for which each of the following statements is accurate and complete (and the Subsidiary Borrower by including such account receivable in any computation of the Borrowing Base shall be deemed to so represent and warrant to the Agent and the Lenders):

     (i) Said account receivable is a binding and valid obligation of the obligor thereon, in full force and effect and enforceable in accordance with its terms.

     (ii) Said account receivable is genuine, in all respects as appearing on its face or as represented in the books and records of the Subsidiary Borrower, and all information set forth therein is true and correct.

     (iii) Said account receivable is free of all default of any party thereto, counterclaims, and, to the knowledge of the Subsidiary Borrower, offsets and defenses and from any rescission, cancellation or avoidance, and all right thereof, whether by operation of law or otherwise.

     (iv) The payment of said account receivable is not more than 90 days past due the invoice date thereof.

     (v) Said account receivable is free of concessions or understandings with the obligor thereon of any kind not disclosed to and approved by the Agent in writing.

     (vi) Said account receivable is, and at all times will be, free and clear of all liens, encumbrances, charges, rights and interests of any kind, except a first priority, perfected security interest in favor of the Agent for the benefit of the Lenders.

     (vii) Said account receivable is derived from sales made or services rendered to the obligor in the ordinary course of the Subsidiary Borrower's business (other than the sale of minerals or the like, including oil and gas, at the wellhead or minehead).

     (viii) The obligor on said account receivable (a) is located within Australia, Austria, Belgium, Canada, Denmark, Finland, France, Germany, Ireland, Italy, Japan, Spain, Sweden, Switzerland, The Netherlands or the United Kingdom; (b) is not the subject of any bankruptcy or insolvency proceeding, nor has a trustee or receiver been appointed for all or a substantial part of its property, nor has said obligor made an assignment for the benefit of creditors, admitted its inability to pay its debts as they mature or suspended its business; (c) is not affiliated, directly or indirectly, with the Parent or the Subsidiary Borrower, as a Subsidiary or other Affiliate, employee or otherwise; and (d) is not a state or federal governmental department, commission, board, bureau or agency.

     (ix) Said account receivable did not arise from sales to an obligor as to whom 25% or more of the total accounts receivable owing by such obligor to the Subsidiary Borrower are delinquent more than 90 days from the invoice date thereof.

     (x) Said account receivable did not arise from sales to an obligor whose total accounts receivable owing to the Subsidiary Borrower, to all Other Subsidiary Borrowers and to the Parent constitute more than 5% of all of the Subsidiary Borrower's, the Other Subsidiary Borrowers' and the Parent's outstanding accounts receivable.

     (xi) Said account receivable is otherwise satisfactory to the Agent, in its reasonable credit judgment.

     "Eurocurrency Advance" means a Subsidiary Borrower Advance which, except as otherwise provided in Section 2.11, bears interest at the applicable Eurocurrency Rate.

     "Eurocurrency Loan" means a Subsidiary Borrower Loan which, except as otherwise provided in Section 2.11, bears interest at the applicable Eurocurrency Rate.

     "Floating Rate Advance" means a Subsidiary Borrower Advance which, except as otherwise provided in Section 2.11, bears interest at the Floating Rate.

     "Floating Rate Loan" means a Subsidiary Borrower Loan which, except as otherwise provided in Section 2.11, bears interest at the Floating Rate.

     "Guaranty" means a guaranty in the form of that attached hereto as Exhibit
                                                                        -------
B executed by the Parent in favor of the Agent, for the ratable benefit of the
-
Lenders, and covering the Subsidiary Borrower Obligations, as it may be amended, extended or replaced from time to time.

     "Lenders" means the lending institutions from time to time party to the Parent Credit Agreement, with the current "Lenders" listed on the signature pages of this Agreement, and their respective successors and assigns.

     "Note" means any promissory note issued at the request of a Lender pursuant to Section 2.14 in the form of Exhibit C.
                               ---------

     "Other Related Facility Credit Agreements" means each of the Related Facility Credit Agreements other than this Agreement.

     "Other Related Facility Loan" means each "Subsidiary Borrower Loan" advanced under (and as the term "Subsidiary Borrower Loan" is defined in) each of the Other Related Facility Credit Agreements.

     "Other Subsidiary Borrowers" means the "Subsidiary Borrowers" under each of the Other Related Facility Credit Agreements.

     "Parent" means QAD Inc., a Delaware corporation, its successors and assigns.

     "Parent Credit Agreement" means that certain Credit Agreement dated as of April 19, 1999 by and among the Parent, the Agent and the Lenders, as the same may be amended, extended and replaced from time to time.

     "Subsidiary Borrower" means ___________________________, a
______________________, and its successors and assigns.

     "Subsidiary Borrower Advance" means a borrowing hereunder, (i) made by the Lenders on the same Borrowing Date, or (ii) converted or continued by the Lenders on the same date of conversion or continuation, consisting, in either case, of the aggregate amount of the several Subsidiary Borrower Loans of the same Type and, in the case of Eurocurrency Loans, in the same Agreed Currency and for the same Interest Period.

     "Subsidiary Borrower Collateral Documents" means, collectively and severally, the Subsidiary Borrower Security Agreement and each other document, instrument and agreement delivered by or on behalf of the Subsidiary Borrower pursuant to Section 2.22.

     "Subsidiary Borrower Loan" means, with respect to a Lender, such Lender's loan made pursuant to Article II (or any conversion or continuation thereof).

     "Subsidiary Borrower Loan Documents" means this Agreement, any Notes issued pursuant to Section 2.14, the Subsidiary Borrower Collateral Documents and any additional documents, instruments and agreements executed by the Subsidiary Borrower in connection herewith or therewith.

     "Subsidiary Borrower Obligations" means all unpaid principal of and accrued and unpaid interest on the Subsidiary Borrower Loans, all accrued and unpaid fees and all expenses, reimbursements, indemnities and other obligations of the Subsidiary Borrower to the Lenders or to any Lender, the Agent, or any indemnified party arising under the Subsidiary Borrower Loan Documents.

     "Subsidiary Borrower Pledged Shares" is defined in Paragraph 3(a) of the Subsidiary Borrower Security Agreement.

     "Subsidiary Borrower Security Agreement" means a security agreement in the form of that attached hereto as Exhibit D.
                                ---------

     "Type" means, with respect to any Subsidiary Borrower Advance, its nature as a Floating Rate Advance or a Eurocurrency Advance.

     1.3.  Inconsistency.  In the event of any inconsistency between the
           --------------
definition given a capitalized term hereunder and the definition, if any, given such term under the Parent Credit Agreement, the definition contained herein shall supersede and govern.


                                  ARTICLE II

                                  THE CREDIT
                                  ----------

     2.1.  Commitment.  From and including the date of this Agreement and
           ----------
prior to the Facility Termination Date, each Lender severally agrees, on the terms and conditions set forth in this Agreement, to fund its Pro Rata Share of Subsidiary Borrower Advances to the Subsidiary Borrower in Agreed Currencies, provided that after giving effect to the making of each such Subsidiary Borrower
Advance:

     (i) such Lender's Outstanding Credit Exposure shall not exceed the Dollar Amount of its Commitment;

     (ii) the aggregate Dollar Amount of Subsidiary Borrower Loans outstanding hereunder shall not exceed the lesser of:

            (1) the Aggregate Commitment minus the sum of: (a) the aggregate Dollar Amount of Loans and Facility LCs outstanding under the Parent Credit Agreement, plus (b) the aggregate Dollar Amount of Other Related Facility Loans outstanding under the Other Related Facility Credit Agreements, and

            (2) The sum of the Collateral Value of the Borrowing Base under the Parent Credit Agreement plus the Collateral Value of the Subsidiary Borrower Borrowing Base minus the sum of: (a) the aggregate Dollar Amount of Loans and Facility LCs outstanding under the Parent Credit Agreement, plus (b) the aggregate Dollar Amount of Parent Collateral Supported Related Facility Loans outstanding under the Other Related Facility Credit Agreements, plus the outstanding Dollar Amount of Indebtedness permitted under Section 6.11(iv) of the Parent Credit Agreement in excess of $5,000,000; and

     (iii) the aggregate Dollar Amount of Subsidiary Borrower Loans outstanding hereunder in currencies other than the Dollar plus the Dollar Amount of Loans outstanding under the Parent Credit Agreement and Other Related Facility Loans outstanding under the Other Related Facility Credit Agreements in currencies other than the Dollar shall not exceed $20,000,000.

Subject to the terms of this Agreement, the Subsidiary Borrower may borrow, repay and reborrow at any time prior to the Facility Termination Date. The Commitments to extend credit hereunder, under the Parent Credit Agreement and under the Other Related Facility Credit Agreements shall expire on the Facility Termination Date.

     2.2.  Required Payments; Termination.  Subject to the mandatory
           ------------------------------
prepayment requirements of Section 2.6(ii) below, all outstanding Subsidiary Borrower Loans and all other unpaid Subsidiary Borrower Obligations shall be paid in full by the Subsidiary Borrower on the Facility Termination Date.

     2.3.  Ratable Subsidiary Borrower Loans.  Each Subsidiary Borrower
           ---------------------------------
Advance hereunder shall consist of Subsidiary Borrower Loans made from the several Lenders ratably according to their Pro Rata Shares.

     2.4.  Types of Advances.  The Subsidiary Borrower Advances may be
           -----------------
Floating Rate Advances or Eurocurrency Advances, or a combination thereof, selected by the Subsidiary Borrower in accordance with Sections 2.7 and 2.8.

     2.5.  Minimum Amount of Each Advance.  Each Eurocurrency Advance shall be
           ------------------------------
in the minimum amount of $1,000,000 and in multiples of $500 000 if in excess thereof (or the Approximate Equivalent Amounts if denominated in an Agreed Currency other than Dollars), and each Floating Rate Advance shall be in the minimum amount of $1,000,000 and in multiples of $500,000 if in excess thereof, provided, however, that any Floating Rate Advance may, subject to the limitations of Section 2.1, be in the amount of the Available Aggregate Commitment.

     2.6.  Optional and Mandatory Principal Payments.  (i)  The Subsidiary
           -----------------------------------------
Borrower may from time to time pay, without penalty or premium, all outstanding Floating Rate Advances in their entirety or portions thereof in the minimum amount of $1,000,000 and multiples of $500,000 in excess thereof upon one Business Day's prior notice to the Agent. The Subsidiary Borrower may from time to time pay, subject to the payment of any funding indemnification amounts required by Section 3.3 but without penalty or premium, all outstanding Eurocurrency Advances in their entirety or portions thereof in the minimum amount of $1,000,000 and multiples of $500,000 in excess thereof (or the Approximate Equivalent Amount if denominated in an Agreed Currency other than Dollars), upon three Business Days' prior notice to the Agent.

          (ii) If at any time the Dollar Amount of the aggregate principal amount of all outstanding Subsidiary Borrower Advances (calculated, with respect to those Advances denominated in Agreed Currencies other than Dollars, as of the most recent Computation Date with respect to each such Advance) exceeds the amounts permitted under Section 2.1 above, the Subsidiary Borrower shall immediately repay Subsidiary Borrower Advances in an aggregate principal amount sufficient to eliminate any such excess.

     2.7.  Method of Selecting Types and Interest Periods for New Advances.
           ---------------------------------------------------------------
The Subsidiary Borrower shall select the Type of Subsidiary Borrower Advance and, in the case of each Eurocurrency Advance, the Interest Period and Agreed Currency applicable thereto from time to time; provided, however, that all Subsidiary Borrower Advances shall be requested by the Subsidiary Borrower through the Parent pursuant to a Borrowing Notice and/or Conversion/Continuation Request presented by the Parent, acting as exclusive representative for the Subsidiary Borrower, to the Agent as provided in Section 2.8 of the Parent Credit Agreement.

     2.8.  Conversion and Continuation of Outstanding Advances.  Outstanding
           ---------------------------------------------------
Subsidiary Borrower Advances may be continued and converted at the election of the Subsidiary Borrower acting through the Parent on the terms and subject to the conditions set forth in Section 2.9 of the Parent Credit Agreement.

     2.9.  Method of Borrowing.  On each Borrowing Date, each Lender shall
           -------------------
make available its Pro Rata Share of Subsidiary Borrower Advances, (i) if such Subsidiary Borrower Advance is denominated in Dollars, not later than noon, Chicago time, in Federal or other funds immediately available to the Agent, in Chicago, Illinois at its address specified in or pursuant to Article XIII, and
(ii) if such Subsidiary Borrower Advance is denominated in an Agreed Currency other than Dollars, not later than noon, local time, in the city of the Agent's Eurocurrency Payment Office for such currency, in such funds as may then be customary for the settlement of international transactions in such currency in the city of and at the address of the Agent's Eurocurrency Payment Office for such currency. Unless the Agent determines that any applicable condition specified in Article IV has not been satisfied, the Agent will make the funds so received from the Lenders available to the Subsidiary Borrower at the Agent's aforesaid address. Notwithstanding the foregoing provisions of this Section 2.9, to the extent that a Subsidiary Borrower Loan made by a Lender matures on the Borrowing Date of a requested Subsidiary Borrower Loan, such Lender shall apply the proceeds of the Subsidiary Borrower Loan it is then making to the repayment of principal of the maturing Subsidiary Borrower Loan.

     2.10.  Changes in Interest Rate, etc.  Each Floating Rate Advance shall
            -----------------------------
bear interest on the outstanding principal amount thereof, for each day from and including the date such Floating Rate Advance is made or is automatically converted from a Eurocurrency Advance into a Floating Rate Advance pursuant to
Section 2.8, to but excluding the date it is paid or is converted into a Eurocurrency Advance pursuant to Section 2.8 hereof, at a rate per annum equal to the Floating Rate for such day. Changes in the rate of interest on any Floating Rate Advance will take effect simultaneously with each change in the Alternate Base Rate. Each Eurocurrency Advance shall bear interest on the outstanding principal amount thereof from and including the first day of the Interest Period applicable thereto to (but not including) the last day of such Interest Period at the interest rate determined by the Agent as applicable to such Eurocurrency Advance based upon the Subsidiary Borrower's selections under Sections 2.7 and 2.8 and otherwise in accordance with the terms hereof. No Interest Period may end after the Facility Termination Date.

     2.11.  Rates Applicable After Default.  Notwithstanding anything to the
            ------------------------------
contrary contained in Section 2.7 or 2.8, during the continuance of a Default or Unmatured Default the Required Lenders may, at their option, by notice to the Subsidiary Borrower, declare that no Subsidiary Borrower Advance may be made as, converted into or continued as a Eurocurrency Advance. During the continuance of a Default the Required Lenders may, at their option, by notice to the Subsidiary Borrower, declare that (i) each Eurocurrency Advance shall bear interest for the remainder of the applicable Interest Period at the rate otherwise applicable to such Interest Period plus 2% per annum, and (ii) each Floating Rate Advance shall bear interest at a rate per annum equal to the Floating Rate in effect from time to time plus 2% per annum, provided that, during the continuance of a Default under Section 7.7 or 7.8, the interest rates set forth in clauses (i) and (ii) above shall be applicable to all Subsidiary Borrower Loans without any election or action on the part of the Agent or any Lender.

     2.12.  Method of Payment.  (i)  Each Subsidiary Borrower Advance shall be
            -----------------
repaid and each payment of interest thereon shall be paid in the currency in which such Subsidiary Borrower Advance was made or, where such currency has converted to the Euro, in the Euro. All payments of the Subsidiary Borrower Obligations hereunder shall be made, without setoff, deduction, or counterclaim, in immediately available funds to the Agent at (except as set forth in the next sentence) the Agent's address specified pursuant to Article XIII, or at any other Lending Installation of the Agent specified in writing by the Agent to the Subsidiary Borrower, by noon (local time) on the date when due and shall be applied ratably by the Agent among the Lenders. All payments to be made by the Subsidiary Borrower hereunder in any currency other than Dollars shall be made in such currency on the date due in such funds as may then be customary for the settlement of international transactions in such currency for the account of the Agent, at its Eurocurrency Payment Office for such currency and shall be applied ratably by the Agent among the Lenders. Each payment delivered to the Agent for the account of any Lender shall be delivered promptly by the Agent to such Lender in the same type of funds that the Agent received at, (a) with respect to Floating Rate Loans and Eurocurrency Loans denominated in Dollars, its address specified pursuant to Article XIII or at any Lending Installation specified in a notice received by the Agent from such Lender and (b) with respect to Eurocurrency Loans denominated in an Agreed Currency other than Dollars, in the funds received from the Subsidiary Borrower at the address of the Agent's Eurocurrency Payment Office for such currency. The Agent is hereby authorized to charge any account of the Subsidiary Borrower maintained with First Chicago or any of its Affiliates for each payment of principal, interest and fees as it becomes due hereunder.

     (ii) Notwithstanding the foregoing provisions of this Section, if, after the making of any Subsidiary Borrower Advance in any currency other than Dollars, currency control or exchange regulations are imposed in the country which issues such currency with the result that the type of currency in which the Advance was made (the "Original Currency") no longer exists or the Subsidiary Borrower is not able to make payment to the Agent for the account of the Lenders in such Original Currency, then all payments to be made by the Subsidiary Borrower hereunder in such currency shall instead be made when due in Dollars in an amount equal to the Dollar Amount (as of the date of repayment) of such payment due, it being the intention of the parties hereto that the Subsidiary Borrower take all risks of the imposition of any such currency control or exchange regulations.

     2.13.  European Economic and Monetary Union.  If any Advance made (or to
            ------------------------------------
be made) would, but for the provisions of this Section 2.13, be capable of being made in either the Euro or in a National Currency Unit, such Subsidiary Borrower Advance shall be made in the Euro. Without prejudice to any method of conversion or rounding prescribed by any legislative measures of the Council of the European Union, each reference in this Agreement to a fixed amount or to fixed amounts in a National Currency Unit to be paid to or by the Agent shall, notwithstanding any other provision of this Agreement, be replaced by a reference to such comparable and convenient fixed amount or fixed amounts in the Euro as the Agent may from time to time specify. The Agent may notify the other parties to this Agreement of any modifications to this Agreement which the Agent (acting reasonably and after consultation with the other parties to this Agreement) determines to be necessary as a result of in relation to the agreement of the Lenders hereunder to include the Euro as an Eligible Currency. Notwithstanding any other provision of this Agreement, any modifications of which the Agent so notifies the other parties shall take effect in accordance with the terms of such notification.

     2.14.  Noteless Agreement; Evidence of Indebtedness.  (i)  Each Lender
            --------------------------------------------
shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Subsidiary Borrower to such Lender resulting from each Subsidiary Borrower Loan made by such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

     (ii) The Agent shall also maintain accounts in which it will record (a) the amount of each Subsidiary Borrower Loan made hereunder, the Type thereof and the Interest Period with respect thereto, (b) the amount of any principal or interest due and payable or to become due and payable from the Subsidiary Borrower to each Lender hereunder, and (c) the amount of any sum received by the Agent hereunder from the

Subsidiary Borrower and each Lender's share thereof.

     (iii) The entries maintained in the accounts maintained pursuant to paragraphs (i) and (ii) above shall be prima facie evidence of the existence and amounts of the Subsidiary Borrower Obligations therein recorded; provided, however, that the failure of the Agent or any Lender to maintain such accounts or any error therein shall not in any manner affect the obligation of the Subsidiary Borrower to repay the Subsidiary Borrower Obligations in accordance with their terms.

     (iv) Any Lender may request that its Subsidiary Borrower Loans be evidenced by a promissory note (a "Note"). In such event, the Subsidiary Borrower shall prepare, execute and deliver to such Lender a Note payable to the order of such Lender in a form supplied by the Agent. Thereafter, the Subsidiary Borrower Loans evidenced by such Note and interest thereon shall at all times (including after any assignment pursuant to Section 12.3) be represented by one or more Notes payable to the order of the payee named therein or any assignee pursuant to Section 12.3, except to the extent that any such Lender or assignee subsequently returns any such Note for cancellation and requests that such Subsidiary Borrower Loans once again be evidenced as described in paragraphs (i) and (ii) above.

     2.15.  Parent as Authorized Person.  The Subsidiary Borrower hereby
            ---------------------------
irrevocably authorizes the Lenders and the Agent to extend, convert or continue Subsidiary Borrower Advances, effect selections of Agreed Currencies and Types of Subsidiary Borrower Advances and to transfer funds based on notices by the Parent, it being agreed and understood that the Agent and the Lenders shall have no obligation to confirm any such notices with the Subsidiary Borrower or any other Person. The Subsidiary Borrower agrees to deliver promptly to the Agent a written confirmation, if such confirmation is requested by the Agent or any Lender, of transactions hereunder; provided, however, that the failure of the Subsidiary Borrower to provide any such confirmation shall not in any manner or to any extent affect the obligations of the Subsidiary Borrower hereunder and under the other Subsidiary Borrower Loan Documents.

     2.16.  Interest Payment Dates; Interest Basis.  Interest accrued on each
            --------------------------------------
Floating Rate Advance shall be payable in arrears on the first day of each calendar month, on any date on which such Floating Rate is prepaid, whether upon mandatory prepayment, by acceleration or otherwise, and at maturity. Interest accrued on each Eurocurrency Advance shall be payable on the last day of its applicable Interest Period, on any date on which the Eurocurrency Advance is prepaid, whether upon mandatory prepayment, by acceleration or otherwise, and at maturity. Interest accrued on each Eurocurrency Advance having an Interest Period longer than three months shall also be payable on the last day of each three-month interval during such Interest Period. Interest on Eurocurrency Advances (other than interest on Eurocurrency Advances denominated in British Pounds Sterling) shall be calculated for actual days elapsed on the basis of a 360-day year. Interest on Floating Rate Loans and Eurocurrency Loans denominated in British Pounds Sterling shall be calculated for actual days elapsed on the basis of a 365-day year. Interest shall be payable for the day a Subsidiary Borrower Advance is made but not for the day of any payment on the amount paid if payment is received prior to noon (local time) at the place of payment. If any payment of principal of or interest on a Subsidiary Borrower Advance shall become due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and, in the case of a principal payment, such extension of time shall be included in computing interest in connection with such payment.

     2.17.  Notification of Advances, Interest Rates, Prepayments and Commitment
            --------------------------------------------------------------------
Reductions.  Promptly after receipt thereof, the Agent will notify each Lender
----------
of the contents of each Aggregate Commitment reduction notice, Borrowing Notice and/or Conversion/Continuation Request and repayment notice received by it hereunder and under the Parent Credit Agreement. The Agent will notify each Lender of the interest rate applicable to each Eurocurrency Advance promptly upon determination of such interest rate and will give each Lender prompt notice of each change in the Alternate Base Rate.

     2.18.  Lending Installations.  Each Lender will book its Subsidiary
            ---------------------
Borrower Loans at the appropriate Lending Installation listed on the administrative information sheets provided to the Agent in connection herewith or such other Lending Installation designated by such Lender in accordance with the final sentence of this Section. All terms of this Agreement shall apply to any such Lending Installation and the Subsidiary Borrower Loans and any Notes issued hereunder shall be deemed held by each Lender for the benefit of any such Lending Installation. Each Lender may, by written notice to the Agent and the Subsidiary

Borrower in accordance with Article XIII, designate replacement or additional Lending Installations through which Subsidiary Borrower Loans will be made by it and for whose account Subsidiary Borrower Loan payments are to be made.

     2.19.  Non-Receipt of Funds by the Agent. Unless the Subsidiary Borrower or
            ---------------------------------
a Lender, as the case may be, notifies the Agent prior to the date on which it is scheduled to make payment to the Agent of (i) in the case of a Lender, the proceeds of a Subsidiary Borrower Loan or (ii) in the case of the Subsidiary Borrower, a payment of principal, interest or fees to the Agent for the account of the Lenders, that it does not intend to make such payment, the Agent may assume that such payment has been made. The Agent may, but shall not be obligated to, make the amount of such payment available to the intended recipient in reliance upon such assumption. If such Lender or the Subsidiary Borrower, as the case may be, has not in fact made such payment to the Agent, the recipient of such payment shall, on demand by the Agent, repay to the Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date such amount was so made available by the Agent until the date the Agent recovers such amount at a rate per annum equal to (a) in the case of payment by a Lender, the Federal Funds Effective Rate for such day for the first three days and, thereafter, the interest rate applicable to the relevant Subsidiary Borrower Loan or (b) in the case of payment by the Subsidiary Borrower, the interest rate applicable to the relevant Subsidiary Borrower Loan.

     2.20.  Market Disruption. Notwithstanding the satisfaction of all
            -----------------
conditions referred to in Article II and Article IV with respect to any Subsidiary Borrower Advance in any Agreed Currency other than Dollars, if there shall occur on or prior to the date of such Subsidiary Borrower Advance any change in national or international financial, political or economic conditions or currency exchange rates or exchange controls which would in the reasonable opinion of the Agent or the Required Lenders make it impracticable for the Eurocurrency Loans comprising such Subsidiary Borrower Advance to be denominated in the Agreed Currency specified by the Subsidiary Borrower, then the Agent shall forthwith give notice thereof to the Subsidiary Borrower and the Lenders, and such Subsidiary Borrower Loans shall not be denominated in such Agreed Currency but shall, except as otherwise set forth in Section 2.14, be made on such Borrowing Date in Dollars, in an aggregate principal amount equal to the Dollar Amount of the aggregate principal amount specified in the related Borrowing Notice and/or Conversion/Continuation Request or Conversion/Continuation Notice, as the case may be, as Floating Rate Loans, unless the Subsidiary Borrower notifies the Agent at least one Business Day before such date that (i) it elects not to borrow on such date or (ii) it elects to borrow on such date in a different Agreed Currency, as the case may be, in which the denomination of such Subsidiary Borrower Loans would in the opinion of the Agent and the Required Lenders be practicable and in an aggregate principal amount equal to the Dollar Amount of the aggregate principal amount specified in the related Borrowing Notice and/or Conversion/Continuation Request or Conversion/Continuation Notice, as the case may be.

     2.21.  Judgment Currency.  If for the purposes of obtaining judgment in
            -----------------
any court it is necessary to convert a sum due from the Subsidiary Borrower hereunder in the currency expressed to be payable herein (the "specified currency") into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Agent could purchase the specified currency with such other currency at the Agent's main Chicago office on the Business Day preceding that on which final, non-appealable judgment is given. The obligations of the Subsidiary Borrower in respect of any sum due to any Lender or the Agent hereunder shall, notwithstanding any judgment in a currency other than the specified currency, be discharged only to the extent that on the Business Day following receipt by such Lender or the Agent (as the case may be) of any sum adjudged to be so due in such other currency such Lender or the Agent (as the case may be) may in accordance with normal, reasonable banking procedures purchase the specified currency with such other currency. If the amount of the specified currency so purchased is less than the sum originally due to such Lender or the Agent, as the case may be, in the specified currency, the Subsidiary Borrower agrees, to the fullest extent that it may effectively do so, as a separate obligation and notwithstanding any such judgment, to indemnify such Lender or the Agent, as the case may be, against such loss, and if the amount of the specified currency so purchased exceeds (i) the sum originally due to any Lender or the Agent, as the case may be, in the specified currency and (ii) any amounts shared with other Lenders as a result of allocations of such excess as a disproportionate payment to such Lender under
Section 11.2, such Lender or the Agent, as the case may be, agrees to remit such excess to the Subsidiary Borrower.

     2.22.  Collateral Security.  As collateral security for the Subsidiary
            -------------------
Borrower Obligations, on or before the funding of the first Subsidiary Borrower Loan and as a condition precedent thereto, the Subsidiary Borrower shall execute and deliver, and shall cause to be executed and delivered, to the Agent for the benefit of the Lenders: (i) the Subsidiary Borrower Security Agreement pursuant to which the Subsidiary Borrower shall grant to the Agent for the benefit of the Lenders a first priority perfected security interest in and lien upon the collateral described therein, including, without limitation, all now owned and hereafter acquired capital stock of all directly owned Subsidiaries of the Subsidiary Borrower, and (ii) such additional documents, instruments and agreements, including, without limitation acknowledgments, consents of and notices to third parties, as the Agent may reasonably require. Following the funding of first Subsidiary Borrower Loan the Subsidiary Borrower shall execute and deliver and shall cause to be executed and delivered from time to time such confirmatory and supplementary security agreements, financing statements, acknowledgments, consents of and notices to third parties and such other documents, instruments and agreements as the Agent may reasonably require to obtain and maintain for the Agent and the Lenders the benefit of the Subsidiary Borrower Loan Documents.

                                  ARTICLE III

                            YIELD PROTECTION; TAXES
                            -----------------------


     3.1.  Yield Protection.  (i)  If, on or after the date of this Agreement,
           ----------------
the adoption of any law or any governmental or quasi-governmental rule, regulation, policy, guideline or directive (whether or not having the force of law), or any change in the interpretation or administration thereof by any governmental or quasi-governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender or applicable Lending Installation with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency:

     (a) subjects any Lender or any applicable Lending Installation to any Taxes, or changes the basis of taxation of payments (other than with respect to Excluded Taxes) to any Lender in respect of its Eurocurrency Loans, or

     (b) imposes or increases or deems applicable any reserve, assessment, insurance charge, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender or any applicable Lending Installation (other than reserves and assessments taken into account in determining the interest rate applicable to Eurocurrency Advances), including, without limitation, a change in the amount of capital required or expected to be maintained by any Lender or any Lending Installation of any Lender as a result in a change in the Risk-Based Capital Guidelines, or

     (c) imposes any other condition the result of which is to increase the cost to any Lender or any applicable Lending Installation of making, funding or maintaining its Eurocurrency Loans (including, without limitation, any conversion of any Subsidiary Borrower Loan denominated in an Agreed Currency other than Euro into a Subsidiary Borrower Loan denominated in Euro), or reduces any amount receivable by any Lender or any applicable Lending Installation in connection with its Eurocurrency Loans or requires any Lender or any applicable Lending Installation to make any payment calculated by reference to the amount of Eurocurrency Loans held or interest received by it, by an amount deemed material by such Lender, and the result of any of the foregoing is to increase the cost to such Lender or applicable Lending Installation of making or maintaining its Eurocurrency Loans (including, without limitation, any conversion of any Subsidiary Borrower Loan denominated in an Agreed Currency other than Euro into a Subsidiary Borrower Loan denominated in Euro) or Commitment or to reduce the return received by such Lender or applicable Lending Installation in connection with such Eurocurrency Loans or its Commitment, then, within 15 days of demand by such Lender the Subsidiary Borrower shall pay such Lender such additional amount or amounts as will compensate such Lender for such increased cost or reduction in amount received.

     (ii) If any law or any governmental or quasi-governmental rule, regulation, policy, guideline or directive of any jurisdiction outside of the United States of America or any subdivision thereof (whether or not having the force of law), imposes or deems applicable any reserve requirement against or fee with respect to assets of, deposits with or for the account of, or credit extended by, any Lender or any applicable Lending Installation, and the result of the foregoing is to increase the cost to such Lender or applicable Lending Installation of making or maintaining its Eurodollar Loans to the Subsidiary Borrower or its Commitment to the Subsidiary Borrower or to reduce the return received by such Lender or applicable Lending Installation in connection with such Eurodollar Loans to or Commitment to the Subsidiary Borrower, then, within 15 days of demand by such Lender, the Subsidiary Borrower shall pay such Lender such additional amount or amounts as will compensate such Lender for such increased cost or reduction in amount received, provided that the Subsidiary Borrower shall not be required to compensate any Lender for such non-U.S. reserve costs or fees to the extent that an amount equal to such reserve costs or fees is received by such Lender as a result of the calculation of the interest rate applicable to Eurodollar Advances pursuant to clause (i)(b) of the definition of "Eurocurrency Rate".

     3.2.  Availability of Types of Advances. If any Lender reasonably
           ---------------------------------
determines that maintenance of its Eurocurrency Loans at a suitable Lending Installation would violate any applicable law, rule, regulation, or directive, whether or not having the force of law, or if the Required Lenders determine that (i) deposits of a type, currency and maturity appropriate to match fund Eurocurrency Advances are not available or (ii) the interest rate applicable to Eurocurrency Advances does not accurately reflect the cost of making or maintaining Eurocurrency Advances, then the Agent shall suspend the availability of Eurocurrency Advances and require any affected Eurocurrency Advances to be repaid or converted to Floating Rate Advances, subject to the payment of any funding indemnification amounts required by Section 3.3.

     3.3.  Funding Indemnification.  If any payment of a Eurocurrency Advance
           -----------------------
occurs on a date which is not the last day of the applicable Interest Period, whether because of acceleration, prepayment or otherwise, or a Eurocurrency Advance is not made on the date specified by the Subsidiary Borrower for any reason other than default by the Lenders, the Subsidiary Borrower will indemnify each Lender for any loss or cost incurred by it resulting therefrom, including, without limitation, any loss or cost in liquidating or employing deposits acquired to fund or maintain such Eurocurrency Advance.

     3.4.  Taxes.  (i)  All payments by the Subsidiary Borrower to or for the
           -----
account of any Lender or the Agent hereunder or under any Note shall be made free and clear of and without deduction for any and all Taxes. If the Subsidiary Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to any Lender or the Agent, (a) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 3.4) such Lender or the Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made,
(b) the Subsidiary Borrower shall make such deductions, (c) the Subsidiary Borrower shall pay the full amount deducted to the relevant authority in accordance with applicable law and (d) the Subsidiary Borrower shall furnish to the Agent the original copy of a receipt evidencing payment thereof within 30 days after such payment is made.

     (ii) In addition, the Subsidiary Borrower hereby agrees to pay any present or future stamp or documentary taxes and any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or under any Note or from the execution or delivery of, or otherwise with respect to, this Agreement or any Note ("Other Taxes").

     (iii) The Subsidiary Borrower hereby agrees to indemnify the Agent and each Lender for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed on amounts payable under this
Section 3.4) paid by the Agent or such Lender and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto. Payments due under this indemnification shall be made within 30 days of the date the Agent or such Lender makes demand therefor pursuant to Section 3.5.

     (iv) Each Lender that is not incorporated under the laws of the United States of America or a state thereof (each a "Non-U.S. Lender") agrees that it will, not less than ten Business Days after the date of this Agreement, (a) deliver to each of the Subsidiary Borrower and the Agent two duly completed copies of United States Internal Revenue Service Form 1001 or 4224, certifying in either case that such Lender is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes, and (b) deliver to each of the Subsidiary Borrower and the Agent a United States Internal Revenue Form W-8 or W-9, as the case may be, and certify that it is entitled to an exemption from United States backup withholding tax. Each Non-U.S. Lender further undertakes to deliver to each of the Subsidiary Borrower and the Agent (y) renewals or additional copies of such form (or any successor form) on or before the date that such form expires or becomes obsolete, and (z) after the occurrence of any event requiring a change in the most recent forms so delivered by it, such additional forms or amendments thereto as may be reasonably requested by the Subsidiary Borrower or the Agent. All forms or amendments described in the preceding sentence shall certify that such Lender is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes, unless an event (including without limitation any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form or amendment with respect to it and such Lender advises the Subsidiary Borrower and the Agent that it is not capable of receiving payments without any deduction or withholding of United States federal income tax.

     (v) For any period during which a Non-U.S. Lender has failed to provide the Subsidiary Borrower with an appropriate form pursuant to clause (iv), above (unless such failure is due to a change in treaty, law or regulation, or any change in the interpretation or administration thereof by any governmental authority, occurring subsequent to the date on which a form originally was required to be provided), such Non-U.S. Lender shall not be entitled to indemnification under this Section 3.4 with respect to Taxes imposed by the United States; provided that, should a Non-U.S. Lender which is otherwise exempt from or subject to a reduced rate of withholding tax become subject to Taxes because of its failure to deliver a form required under clause (iv), above, the Subsidiary Borrower shall take such steps as such Non-U.S. Lender shall reasonably request to assist such Non-U.S. Lender to recover such Taxes.

     (vi) Any Lender that is entitled to an exemption from or reduction of withholding tax with respect to payments under this Agreement or any Note pursuant to the law of any relevant jurisdiction or any treaty shall deliver to the Subsidiary Borrower (with a copy to the Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate.

     (vii) If the U.S. Internal Revenue Service or any other governmental authority of the United States or any other country or any political subdivision thereof asserts a claim that the Agent did not properly withhold tax from amounts paid to or for the account of any Lender (because the appropriate form was not delivered or properly completed, because such Lender failed to notify the Agent of a change in circumstances which rendered its exemption from withholding ineffective, or for any other reason), such Lender shall indemnify the Agent fully for all amounts paid, directly or indirectly, by the Agent as tax, withholding therefor, or otherwise, including penalties and interest, and including taxes imposed by any jurisdiction on amounts payable to the Agent under this subsection, together with all costs and expenses related thereto (including attorneys fees and time charges of attorneys for the Agent, which attorneys may be employees of the Agent). The obligations of the Lenders under this Section 3.4(vii) shall survive the payment of the Subsidiary Borrower Obligations and termination of this Agreement.

     3.5.  Lender Statements; Survival of Indemnity. To the extent reasonably
           ----------------------------------------
possible, each Lender shall designate an alternate Lending Installation with respect to its Eurocurrency Loans to reduce any liability of the Subsidiary Borrower to such Lender under Sections 3.1, 3.3 and 3.4 or to avoid the unavailability of Eurocurrency Advances under Section 3.2, so long as such designation is not, in the judgment of such Lender, disadvantageous to such Lender. Each Lender shall deliver a written statement of such Lender to the Subsidiary Borrower (with a copy to the Agent) as to the amount due, if any, under Section 3.1, 3.3 or 3.4. Such written statement shall set forth in reasonable detail the calculations upon which such Lender determined such amount and shall be final, conclusive and binding on the Subsidiary Borrower in the absence of manifest error. Determination of amounts payable under such Sections in connection with a Eurocurrency Loan shall be calculated as though each Lender funded its Eurocurrency Loan through the purchase of a deposit of the type, currency and maturity corresponding to the deposit used as a reference in determining the Eurocurrency Rate applicable to such Subsidiary Borrower Loan, whether in fact that is the case or not. Unless otherwise provided herein, the amount specified in the written statement of any Lender shall be payable on demand after receipt by the Subsidiary Borrower of such written statement. The obligations of the Subsidiary Borrower under Sections 3.1, 3.3 and 3.4 shall survive payment of the Subsidiary Borrower Obligations and termination of this Agreement.

                                  ARTICLE IV

                             CONDITIONS PRECEDENT
                             --------------------

     4.1.    Initial Subsidiary Borrower Loan. The Lenders shall not be required
             --------------------------------
to make the initial Subsidiary Borrower Loan hereunder unless the Subsidiary Borrower has furnished to the Agent, duly executed by the appropriate Persons and with sufficient copies for the Lenders:

     (i)     This Agreement.

     (ii) To the extent requested by any Lender, the Note payable to such Lender.

     (iii)   The Subsidiary Borrower Security Agreement.

     (iv) The Subsidiary Borrower Pledged Shares, if any, outstanding on the date of funding of the initial Subsidiary Borrower Loan to the extent certificated or otherwise evidenced by a writing, accompanied by stock transfer powers therefor executed in blank.

     (v) Such documents, instruments and agreements as counsel to the Agent and the Lenders licensed to practice in the jurisdictions in which the Subsidiary Borrower operates or which are otherwise relevant to the priority and perfection of the Lien of the Agent for the benefit of the Lenders under the Subsidiary Borrower Security Agreement may require.

     (v)     The Guaranty.

     (vi) Copies of the articles or certificate of incorporation of the Subsidiary Borrower, together with all amendments, and a certificate of good standing, each certified by the appropriate governmental officer in its jurisdiction of incorporation.

     (vi) Copies, certified by the Secretary or Assistant Secretary of the Subsidiary Borrower, of its by-laws and of its Board of Directors' resolutions and of resolutions or actions of any other body authorizing the execution of the Subsidiary Borrower Loan Documents.

     (vii) An incumbency certificate, executed by the Secretary or Assistant Secretary of the Subsidiary Borrower, which shall identify by name and title and bear the signatures of the officer(s) of the Subsidiary Borrower authorized to sign the Subsidiary Borrower Loan Documents, upon which certificate the Agent and the Lenders shall be entitled to rely until informed of any change in writing by the Parent.

     (viii) Copies, certified by the Secretary or Assistant Secretary of the Parent of its Board of Directors' resolutions and of resolutions or actions of any other body authorizing the execution of the Guaranty.

     (ix) An incumbency certificate, executed by the Secretary or Assistant Secretary of the Parent, which shall identify by name and title and bear the signatures of the officer(s) of the Parent authorized to sign the Guaranty.

     (viii) A written opinion of the Subsidiary Borrower's counsel, addressed to the Agent and the Lenders in substantially the form of Exhibit
                                                                       -------
             E.
             -

     (ix)    Written money transfer instructions, in the form of Exhibit F,
                                                                 ---------
             addressed to the Agent and signed by an authorized officer of the Parent, together with such other related money transfer authorizations as the Agent may have reasonably requested.

     (x) A Borrowing Base Certificate dated as of the date of the initial Subsidiary Borrower Loan, duly executed by the chief financial officer of the Subsidiary Borrower, setting forth in form and detail satisfactory to the Agent that the Collateral Value of the Subsidiary Borrower Borrowing Base, if any, at and as of such date.

     (xi) Such other documents as any Lender or its counsel may have reasonably requested.

     4.2.    Each Subsidiary Borrower Loan.  The Lenders shall not be required
             -----------------------------
to make any Subsidiary Borrower Loan unless on the applicable Borrowing Date:

     (i)     There exists no Default or Unmatured Default.

     (ii) The representations and warranties contained in Article V are true and correct as of such Borrowing Date except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty shall have been true and correct on and as of such earlier date.

     (iii) After giving effect thereto and to the funding of all Loans under the Parent Credit Facility and Other Related Facility Loans to be advanced under the Other Related Facility Credit Agreements and to the issuance of all Facility LCs on such Borrowing Date, the Subsidiary Borrower shall be in compliance with the limitations of
             Section 2.1.

     (iv) All legal matters incident to the making of such Subsidiary Borrower Loan shall be satisfactory to the Lenders and their counsel.

Each Borrowing Notice and/or Conversion/Continuation Request submitted on behalf of the Subsidiary Borrower by the Parent shall constitute a representation and warranty by the Subsidiary Borrower that the conditions contained in Sections 4.2(i) through (iii) have been satisfied. Any Lender may require a duly completed Compliance Certificate as a condition to making a Subsidiary Borrower Loan.


                                   ARTICLE V

                        REPRESENTATIONS AND WARRANTIES
                        ------------------------------

     The Subsidiary Borrower represents and warrants to the Lenders that:

     5.1.    Review and Approval of Parent Credit Agreement.  The Subsidiary
             ----------------------------------------------
Borrower has reviewed the Parent Credit Agreement and all Exhibits and Schedules referred to therein and has approved all terms and conditions relating to or affecting the Subsidiary Borrower contained therein. The Subsidiary Borrower acknowledges and agrees that the credit facility evidenced hereby shall automatically terminate and be of no further effect in the event the Parent Credit Agreement shall terminate for any reason, including, without limitation, by reason of the Parent's election to reduce the Aggregate Commitment to zero as permitted thereunder.

     5.2.    Authorization and Validity.  The Subsidiary Borrower has the power
             --------------------------
and authority and legal right to execute and deliver the Subsidiary Borrower Loan Documents and to perform its obligations thereunder. The execution and delivery by the Subsidiary Borrower of the Subsidiary Borrower Loan Documents and the performance of its obligations thereunder have been duly authorized by proper corporate proceedings, and the Subsidiary Borrower Loan Documents constitute legal, valid and binding obligations of the Subsidiary Borrower enforceable against the Subsidiary Borrower in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and general principles of equity.

     5.3.  No Conflict; Government Consent. Neither the execution and delivery
           -------------------------------
by the Subsidiary Borrower of the Subsidiary Borrower Loan Documents, nor the consummation of the transactions therein contemplated, nor compliance with the provisions thereof will violate (i) any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on the Subsidiary Borrower or (ii) the Subsidiary Borrower's articles or certificate of incorporation or other organizational documents, or (iii) the provisions of any indenture, instrument or agreement to which the Subsidiary Borrower or any of its Subsidiaries is a party or is subject, or by which it, or its Property, is bound, or conflict with or constitute a default thereunder, or result in, or require, the creation or imposition of any Lien in, of or on the Property of the Subsidiary Borrower or a Subsidiary pursuant to the terms of any such indenture, instrument or agreement. No order, consent, adjudication, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, or other action in respect of any governmental or public body or authority, or any subdivision thereof, which has not been obtained by the Subsidiary Borrower or any of its Subsidiaries, is required to be obtained by the Subsidiary Borrower or any of its Subsidiaries in connection with the execution and delivery of the Subsidiary Borrower Loan Documents, the borrowings under this Agreement, the payment and performance by the Subsidiary Borrower of the Subsidiary Borrower Obligations or the legality, validity, binding effect or enforceability of any of the Subsidiary Borrower Loan Documents.

     5.4.  Subsidiaries.  The Subsidiary Borrower has no Subsidiaries.
           ------------

     5.5.  Reaffirmation.  All representations and warranties set forth in
           -------------
Article VI of the Parent Credit Agreement as they relate to the Subsidiary Borrower are accurate and complete in all respects and, to the knowledge of the Subsidiary Borrower, all other representations and warranties set forth therein as they relate to the Parent and other Subsidiaries of the Parent are accurate and complete in all respects.


                                  ARTICLE VI

                                   COVENANTS
                                   ---------

     During the term of this Agreement:

     6.1.  Financial Reporting.  The Subsidiary Borrower will furnish to the
           -------------------
Lenders:

           (i) Within 10 Business Days after the end of each calendar month, a Borrowing Base Certificate as of the last day of such calendar month, signed by the Subsidiary Borrower's chief financial officer.

           (ii) Promptly, such other information (including financial and non-financial information) as the Agent or any Lender may from time to time reasonably request.

     6.2.  Use of Proceeds.  The Subsidiary Borrower will use the proceeds of
           ---------------
the Advances for general corporate purposes. The Subsidiary Borrower will not use any of the proceeds of the Advances to purchase or carry any "margin stock" (as defined in Regulation U).

     6.3.  Notice of Default.  The Subsidiary Borrower will give prompt notice
           -----------------
in writing to the Lenders of the occurrence of any Default or Unmatured Default and of any other development, financial or otherwise (including, without limitation, developments with respect to Year 2000 Issues), which could reasonably be expected to have a Material Adverse Effect.

     6.4.  Compliance with Covenants of Parent Credit Agreement.  The
           ----------------------------------------------------
Subsidiary Borrower will take all such actions as are necessary to assure that as a Subsidiary of the Parent it is in compliance with all requirements applicable to Subsidiaries of the Parent pursuant to the Parent Credit Agreement and will not take any action which would cause the Parent to be in violation of any term or provision set forth therein.

                                  ARTICLE VII

                                   DEFAULTS
                                   --------

     The occurrence of any one or more of the following events shall constitute a Default:

     7.1. Any representation or warranty made or deemed made by or on behalf of the Subsidiary Borrower under or in connection with this Agreement, any Subsidiary Borrower Loan, or any certificate or information delivered in connection with this Agreement or any other Subsidiary Borrower Loan Document shall be inaccurate or incomplete in any material respect on the date as of which made.

     7.2. Nonpayment of principal of any Subsidiary Borrower Loan when due or nonpayment of interest upon any Subsidiary Borrower Loan or other Obligations under any of the Subsidiary Borrower Loan Documents within five days after the same becomes due.

     7.3. The failure of the Subsidiary Borrower to observe or perform any of its obligations under the Subsidiary Borrower Security Agreement.

     7.4. The breach by the Subsidiary Borrower (other than a breach which constitutes a Default under another Section of this Article VII) of any of the terms or provisions of this Agreement or any other Subsidiary Borrower Loan Document which is not remedied within five Business Days after written notice from the Agent or any Lender.

     7.5. The Subsidiary Borrower Security Agreement shall for any reason fail to create or there shall otherwise cease to be in existence a valid and perfected first priority security interest in the collateral purported to be covered thereby (other than as a direct result of the release thereof by the Agent or the failure of the Agent to file a continuation statement) or the Subsidiary Borrower Security Agreement shall fail to remain in full force or effect or any action shall be taken to rescind or revoke the Subsidiary Borrower Security Agreement or to assert the invalidity or unenforceability of the Subsidiary Borrower Security Agreement or any term or provisions thereof.

     7.6. The occurrence of a "Default" under (and as that term is defined in) the Parent Credit Agreement.


                                 ARTICLE VIII

                ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES
                ----------------------------------------------

     8.1.  Acceleration.  If any Default described in Section 7.7 or 7.8 of
           ------------
the Parent Credit Agreement occurs with respect to the Subsidiary Borrower, the obligations of the Lenders to make Subsidiary Borrower Loans hereunder shall automatically terminate and the Subsidiary Borrower Obligations shall immediately become due and payable without any election or action on the part of the Agent or any Lender If any other Default occurs, the Required Lenders (or the Agent with the consent of the Required Lenders) may terminate or suspend the obligations of the Lenders to make Subsidiary Borrower Loans hereunder or declare the Subsidiary Borrower Obligations to be due and payable, or both, whereupon the Subsidiary Borrower Obligations shall become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which the Subsidiary Borrower hereby expressly waives.

     8.2.  Amendments.  Subject to the provisions of this Article VIII, the
           ----------
Required Lenders (or the Agent with the consent in writing of the Required Lenders) and the Subsidiary Borrower may enter into agreements supplemental hereto for the purpose of adding or modifying any provisions to the Subsidiary Borrower Loan Documents or changing in any manner the rights of the Lenders or the Subsidiary Borrower hereunder or waiving any Default hereunder; provided, however, that no such supplemental agreement shall, without the consent of all of the Lenders:

     (i) Extend the final maturity of any Subsidiary Borrower Loan or postpone any regularly scheduled payment of principal of any Subsidiary Borrower Loan or forgive all or any portion of the principal amount thereof or reduce the rate or extend the time of payment of interest or fees thereon.

     (ii)   Reduce the percentage specified in the definition of Required
            Lenders.

     (iii) Extend the Facility Termination Date, or reduce the amount or extend the payment date for, any mandatory prepayment required under
            Section 2.2, or increase the amount of the Aggregate Commitment or the Commitment of any Lender or permit the Subsidiary Borrower to assign its rights under this Agreement.

     (iv)   Amend this Section 8.2.

     (v) Release all or substantially all of the collateral purported to be covered by the Subsidiary Borrower Security Agreement.

     (vi)   Release the Parent from any obligations under the Guaranty.

No amendment of any provision of this Agreement relating to the Agent shall be effective without the written consent of the Agent.

     8.3.   Preservation of Rights.  No delay or omission of the Lenders or the
            ----------------------
Agent to exercise any right under the Subsidiary Borrower Loan Documents or the Guaranty shall impair such right or be construed to be a waiver of any Default or an acquiescence therein, and the making of a Subsidiary Borrower Loan notwithstanding the existence of a Default or the inability of the Subsidiary Borrower to satisfy the conditions precedent to such Subsidiary Borrower Loan shall not constitute any waiver or acquiescence. Any single or partial exercise of any such right shall not preclude other or further exercise thereof or the exercise of any other right, and no waiver, amendment or other variation of the terms, conditions or provisions of the Subsidiary Borrower Loan Documents or the Guaranty whatsoever shall be valid unless in writing signed by the Lenders required pursuant to Section 8.2, and then only to the extent in such writing specifically set forth. All remedies contained in the Subsidiary Borrower Loan Documents or the Guaranty or by law afforded shall be cumulative and all shall be available to the Agent and the Lenders until the Subsidiary Borrower Obligations have been paid in full.


                                  ARTICLE IX

                              GENERAL PROVISIONS
                              ------------------


     9.1. Survival of Representations. All representations and warranties of the Subsidiary Borrower contained in this Agreement shall survive the making of the Subsidiary Borrower Loans herein contemplated.

     9.2.   Governmental Regulation.  Anything contained in this Agreement to
            -----------------------
the contrary notwithstanding, no Lender shall be obligated to extend credit to the Subsidiary Borrower in violation of any limitation or prohibition provided by any applicable statute or regulation.

     9.3.   Headings.  Section headings in the Subsidiary Borrower Loan
            --------
Documents are for convenience of reference only, and shall not govern the interpretation of any of the provisions of the Subsidiary Borrower Loan Documents.

     9.4.  Entire Agreement.  The Parent Credit Agreement, Subsidiary Borrower
           ----------------
Loan Documents and the Other Related Facility Subsidiary Borrower Loan Documents and each Guaranty delivered in connection with the Related Facility Credit Agreements embody the entire agreement and understanding among the Subsidiary Borrower, the Agent and the Lenders and supersede all prior agreements and understandings among the Subsidiary Borrower, the Agent and the Lenders relating to the subject matter thereof.

     9.5.  Several Subsidiary Borrower Obligations; Benefits of this Agreement.
           -------------------------------------------------------------------
The respective obligations of the Lenders hereunder are several and not joint and no Lender shall be the partner or agent of any other (except to the extent to which the Agent is authorized to act as such). The failure of any Lender to perform any of its obligations hereunder shall not relieve any other Lender from any of its obligations hereunder. This Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement and their respective successors and assigns, provided, however, that the parties hereto expressly agree that the Arranger shall enjoy the benefits of the provisions of Section 9.6 hereof and Sections 9.10 and 10.11 of the Parent Credit Agreement to the extent specifically set forth therein and shall have the right to enforce such provisions on its own behalf and in its own name to the same extent as if it were a party to this Agreement.

     9.6.  Expenses; Indemnification.  (i) The Subsidiary Borrower shall
           -------------------------
reimburse the Agent and the Arranger for any costs, internal charges and out-of-pocket expenses (including attorneys' fees and time charges of attorneys for the Agent, which attorneys may be employees of the Agent) paid or incurred by the Agent or the Arranger in connection with the preparation, negotiation, execution, delivery, syndication, review, amendment, modification, and administration of the Subsidiary Borrower Loan Documents and the Guaranty, including, without limitation, costs, charges and expenses incident to audits by the Agent of the books and records of the Subsidiary Borrower, including preparation and distribution of reports relating to the same to the Lenders, provided, that prior to the occurrence of a Default or an Unmatured Default, the Subsidiary Borrower shall not be obligated to pay the costs, charges and expenses for more than a single audit during each consecutive 12-month period. The Subsidiary Borrower also agrees to reimburse the Agent, the Arranger and the Lenders for any costs, internal charges and out-of-pocket expenses (including attorneys' fees and time charges of attorneys for the Agent, the Arranger and the Lenders, which attorneys may be employees of the Agent, the Arranger or the Lenders) paid or incurred by the Agent, the Arranger or any Lender in connection with the collection and enforcement of the Subsidiary Borrower Loan Documents and the Guaranty following the occurrence of a Default.

     (ii) The Subsidiary Borrower hereby further agrees to indemnify the Agent, the Arranger and each Lender, its directors, officers and employees against all losses, claims, damages, penalties, judgments, liabilities and expenses (including, without limitation, all expenses of litigation or preparation therefor whether or not the Agent, the Arranger or any Lender is a party thereto) which any of them may pay or incur arising out of or relating to this Agreement, the other Subsidiary Borrower Loan Documents, the Guaranty, the transactions contemplated hereby and thereby or the direct or indirect application or proposed application of the proceeds of any Subsidiary Borrower Loan hereunder except to the extent that they are determined in a final non-appealable judgment by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the party seeking indemnification. The obligations of the Subsidiary Borrower under this Section 9.6 shall survive the termination of this Agreement.

     9.7.  Severability of Provisions.  Any provision in any Subsidiary
           --------------------------
Borrower Loan Document that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of all Subsidiary Borrower Loan Documents are declared to be severable.

     9.8.  Nonliability of Lenders.  The relationship between the Subsidiary
           -----------------------
Borrower on the one hand and the Lenders and the Agent on the other hand shall be solely that of Subsidiary Borrower and lender. Neither the Agent, the Arranger nor any Lender shall have any fiduciary responsibilities to the Subsidiary Borrower. Neither the Agent, the Arranger nor any Lender undertakes any responsibility to the Subsidiary Borrower to review or inform the Subsidiary Borrower of any matter in connection with any phase of the Subsidiary Borrower's business or operations. The Subsidiary Borrower agrees that neither the Agent, the

Arranger nor any Lender shall have liability to the Subsidiary Borrower
(whether sounding in tort, contract or otherwise) for losses suffered by the Subsidiary Borrower in connection with, arising out of, or in any way related to, the transactions contemplated and the relationship established by the Subsidiary Borrower Loan Documents, or any act, omission or event occurring in connection therewith, unless it is determined in a final non-appealable judgment by a court of competent jurisdiction that such losses resulted from the gross negligence or willful misconduct of the party from which recovery is sought. Neither the Agent, the Arranger nor any Lender shall have any liability with respect to, and the Subsidiary Borrower hereby waives, releases and agrees not to sue for, any special, indirect or consequential damages suffered by the Subsidiary Borrower in connection with, arising out of, or in any way related to the Subsidiary Borrower Loan Documents, the Guaranty or the transactions contemplated thereby.

     9.9.  Confidentiality.  Each Lender agrees to hold any confidential
           ---------------
information which it may receive from the Subsidiary Borrower pursuant to this Agreement in confidence, except for disclosure (i) to its Affiliates and to other Lenders and their respective Affiliates, (ii) to legal counsel, accountants, and other professional advisors to such Lender or to a Transferee,
(iii) to regulatory officials, (iv) to any Person as requested pursuant to or as required by law, regulation, or legal process, (v) to any Person in connection with any legal proceeding to which such Lender is a party, (vi) to such Lender's direct or indirect contractual counterparties in swap agreements or to legal counsel, accountants and other professional advisors to such counterparties, and
(vii) permitted by Section 12.4.


                                   ARTICLE X

                                   THE AGENT
                                   ---------

     The First National Bank of Chicago has been appointed to act as Agent for the Lenders hereunder pursuant to Article X of the Parent Credit Agreement, the terms and provisions of which are hereby incorporated herein by this reference.


                                  ARTICLE XI

                           SETOFF; RATABLE PAYMENTS
                           ------------------------

     11.1.  Setof.  In addition to, and without limitation of, any rights of
            -----
the Lenders under applicable law, if the Subsidiary Borrower becomes insolvent, however evidenced, or any Default occurs, any and all deposits (including all account balances, whether provisional or final and whether or not collected or available) and any other Indebtedness at any time held or owing by any Lender or any Affiliate of any Lender to or for the credit or account of the Subsidiary Borrower may be offset and applied toward the payment of the Subsidiary Borrower Obligations owing to such Lender, whether or not the Subsidiary Borrower Obligations, or any part hereof, shall then be due.

     11.2.  Ratable Payments.  If any Lender, whether by setoff or otherwise,
            ----------------
has payment made to it upon its Outstanding Credit Exposure (other than payments received pursuant to Section 3.1, 3.3 or 3.4) in a greater proportion than that received by any other Lender, such Lender agrees, promptly upon demand, to purchase a portion of the Aggregate Outstanding Credit Exposure held by the other Lenders so that after such purchase each Lender will hold its Pro Rata Share of the Aggregate Outstanding Credit Exposure. If any Lender, whether in connection with setoff or amounts which might be subject to setoff or otherwise, receives collateral or other protection for its Subsidiary Borrower Obligations or such amounts which may be subject to setoff, such Lender agrees, promptly upon demand, to take such action necessary such that all Lenders share in the benefits of such collateral ratably in proportion to their respective Pro Rata Shares of the Aggregate Outstanding Credit Exposure. In case any such payment is disturbed by legal process, or otherwise, appropriate further adjustments shall be made.


                                  ARTICLE XII

               BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS
               -------------------------------------------------

     12.1.     Successors and Assigns.  The terms and provisions of the
               ----------------------
Subsidiary Borrower Loan Documents shall be binding upon and inure to the benefit of the Subsidiary Borrower and the Lenders and their respective successors and assigns, except that (i) the Subsidiary Borrower shall not have the right to assign its rights or obligations under the Subsidiary Borrower Loan Documents.

     12.2.     Participations.  Any Lender may at any time sell participating
               --------------
interests in any Outstanding Credit Exposure of such Lender as provided in
Section 12.2 of the Parent Credit Agreement.

     12.3.     Assignments.  Any Lender may assign all or any part of its rights
               -----------
and obligations under the Subsidiary Borrower Loan Documents in accordance with the provisions of Section 12.3 of the Parent Credit Agreement.

     12.4.     Dissemination of Information.  The Subsidiary Borrower authorizes
               ----------------------------
each Lender to disclose to any Person acquiring an interest in the Subsidiary Borrower Loan Documents by operation of law (each a "Transferee") and any prospective Transferee any and all information in such Lender's possession concerning the creditworthiness of the Subsidiary Borrower; provided that each Transferee and prospective Transferee agrees to be bound by Section 9.11 of this Agreement.

     12.5.     Tax Treatment.  If any interest in any Subsidiary Borrower Loan
               -------------
Document is transferred to any Transferee which is organized under the laws of any jurisdiction other than the United States or any State thereof, the transferor Lender shall cause such Transferee, concurrently with the effectiveness of such transfer, to comply with the provisions of Section 3.4(iv).


                                 ARTICLE XIII

                                    NOTICES
                                    -------

     All notices, requests and other communications to any party hereunder shall be in writing (including electronic transmission, facsimile transmission or similar writing) and shall be given to such party: (i) in the case of the Subsidiary Borrower, to the Parent at its address specified in the Parent Credit Agreement, and (ii) in the case of the Agent and each Lender, at its address or facsimile number specified in the Parent Credit Agreement. Each such notice, request or other communication shall be effective (i) if given by facsimile transmission, when transmitted to the facsimile number specified in this Section and confirmation of receipt is received, (ii) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid, or (iii) if given by any other means, when delivered (or, in the case of electronic transmission, received) at the address specified in this Section; provided that notices to the Agent under Article II shall not be effective until received.


                                  ARTICLE XIV

                                 COUNTERPARTS
                                 ------------

     This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Agreement by signing any such counterpart. This Agreement shall be effective when it has been executed by the Subsidiary Borrower, the Agent and the Lenders and each party has notified the Agent by facsimile transmission or telephone that it has taken such action.

                                  ARTICLE XV

         CHOICE OF LAW; CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL
         ------------------------------------------------------------

     15.1.  CHOICE OF LAW.  THE SUBSIDIARY BORROWER LOAN DOCUMENTS (OTHER THAN
            -------------
THOSE CONTAINING A CONTRARY EXPRESS CHOICE OF LAW PROVISION) SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS, WITHOUT REGARD TO THE CONFLICT OF LAWS PROVISIONS, OF THE STATE OF CALIFORNIA, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

     15.2.  CONSENT TO JURISDICTION.  THE SUBSIDIARY BORROWER HEREBY
            -----------------------
IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR CALIFORNIA STATE COURT SITTING IN LOS ANGELES, CALIFORNIA IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY SUBSIDIARY BORROWER LOAN DOCUMENTS AND THE SUBSIDIARY BORROWER HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF THE AGENT OR ANY LENDER TO BRING PROCEEDINGS AGAINST THE SUBSIDIARY BORROWER IN THE COURTS OF ANY OTHER JURISDICTION. ANY JUDICIAL PROCEEDING BY THE SUBSIDIARY BORROWER AGAINST THE AGENT OR ANY LENDER OR ANY AFFILIATE OF THE AGENT OR ANY LENDER INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY SUBSIDIARY BORROWER LOAN DOCUMENT SHALL BE BROUGHT ONLY IN A COURT IN LOS ANGELES, CALIFORNIA.

     15.3.  WAIVER OF JURY TRIAL.  THE SUBSIDIARY BORROWER, THE AGENT AND EACH
            --------------------
LENDER HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY SUBSIDIARY BORROWER LOAN DOCUMENT OR THE RELATIONSHIP ESTABLISHED THEREUNDER.


     IN WITNESS WHEREOF, the Subsidiary Borrower, the Lenders and the Agent have executed this Agreement as of the date first above written.

                                        _________________________________,
                                        a ________________________________


Commitments
-----------

     $30,000,000                       THE FIRST NATIONAL BANK OF CHICAGO,
                                       Individually and as Agent



                                       By:________________________________
                                       Title:_____________________________